UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): December 28, 2005
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.35
EXHIBIT 99.1

Item 1.01	Entry into a Material Definitive Agreement.
     On December 28, 2005, Finisar Corporation (the “Company”) and Dr. Frank Levinson, a founder of the Company, entered into a letter agreement regarding Dr. Levinson’s resignation as Chief Technical Officer and Chairman of the Board of Directors of the Company. Dr. Levinson will remain on the Board of Directors and continue providing services to the Company as a consultant. Additional information concerning this matter is contained in the press release attached hereto as Exhibit 99.1. The description of the arrangements between the Company and Dr. Levinson is qualified in its entirety by the terms and conditions of the letter agreement between the Company and Dr. Levinson attached hereto as Exhibit 10.35, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.35	Letter agreement dated December 28, 2005 between Finisar Corporation and Dr. Frank H. Levinson

99.1	Press Release dated January 3, 2006

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2006	Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.35	Letter agreement dated December 28, 2005 between Finisar Corporation and Dr. Frank H. Levinson

99.1	Press Release dated January 3, 2006